Exhibit 23.2

                    Consent of Independent Public Accountants


                  As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to (i) the MFN Financial Corporation Amended and Restated 1989 Stock Option and Incentive Compensation Plan and (ii) the Executive Option Plan, of our report dated March 10, 1999, included in MFN Financial Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our firm included in this Registration Statement.

                             /S/ ARTHUR ANDERSEN LLP

Chicago, Illinois
April 25, 2000